Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS A TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2) ☐

WACHOVIA BANK, NATIONAL ASSOCIATION

(Name of Trustee)

22-1147033
(Jurisdiction of Incorporation or	(I.R.S. Employer
Organization if not a U.S. National Bank)	Identification No.)

301 South College Street, Charlotte, North Carolina	28288-0630
Address of Principal Executive Offices)	(Zip Code)

K. Hovnanian Enterprises, Inc.

(Name of Obligor)

California	22-2423583
(State of Incorporation)	(I.R.S. Employer
Identification No.)

10 Highway 35, PO Box 500 Red Bank, NJ	07701
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

(Title of Indenture Securities)

GENERAL

Item 1. General information.

Furnish the following information as to the trustee:

(a)                                 Name and address of each examining or supervisory authority to which it is subject:

Comptroller of the Currency, Washington, D.C.

Board of Governors of the Federal Reserve System, Richmond, VA 23219

Federal Deposit Insurance Corporation, Washington, D.C.

(b)                                 Whether it is authorized to exercise corporate trust powers.

The Trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 3. Voting Securities of the Trustee.

Furnish the following information as to each class of voting securities of the trustee:

Col. A	Col. B
Title of Class	Amount Outstanding
Not applicable

Item 4. Trusteeship under Other Indentures:

If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

(a) Title of the securities outstanding under each such other indenture.

Not Applicable

(b)  A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

Not Applicable.

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

Not Applicable

Item 6. Voting Securities of the Trustee Owned by the Obligor or its Officials.

Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

Col. A	Col. B	Col. C	Col. D.
Percentage of Voting
Name of Owner		Amount owned	securities represented
	Title of Class	Beneficially	By amount given in Col. C
Not Applicable

Item 7. Voting Securities of the Trustee Owned by Underwriters or their Officials.

Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.

Col. A	Col. B	Col. C	Col. D.
Percentage of Voting
Name of Owner		Amount owned	securities represented
	Title of Class	Beneficially	By amount given in Col. C
Not Applicable

Item 8. Securities of the Obligor Owned or Held by the Trustee.

Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for the obligations in default by the trustee.

Col. A	Col. B	Col. C	Col. D.
	Whether the	Amount owned beneficially	Percentage of class
	Securities are	or held as collateral	represented by
	Voting or nonvoting	security for obligations	amount given in
Name of Owner	Securities	in default by Trustee	Col. C.
Not Applicable

Item 9. Securities of the Underwriters Owned or Held by the Trustee.

If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

Col. A	Col. B	Col. C	Col. D.
Amount owned beneficially
Name of		or held as collateral security	Percentage of class
Issuer and		for obligations in default	represented by amount
Title of class	Amount outstanding	By Trustee	given in Col. C
Not Applicable

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

Col. A.	Col. B.	Col. C.	Col. D.
Amount owned beneficially
		or held as collateral security	Percentage of class
Name of Issuer		For obligations in default	represented by amount
And title of class	Amount outstanding	By Trustee	given in Col. C
Not Applicable

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the Trustee.

Col. A.	Col. B.	Col. C.	Col. D.
Amount owned beneficially
		or held as collateral security	Percentage of class
Name of Issuer		For obligations in default	represented by amount
And title of class	Amount outstanding	By Trustee	given in Col. C
Not Applicable

Item 12. Indebtedness of the Obligor to the Trustee.

Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

Col. A.	Col. B.	Col. C.
Nature of indebtedness	Amount outstanding	Date due
Not Applicable

Item 13. Defaults by the Obligor.

(a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

None

(b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

None

Item 14. Affiliations with the Underwriters.

If any underwriter is an affiliate of the trustee, describe each such affiliation.

Not Applicable

Item 15. Foreign Trustee.

Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

Not Applicable

Item 16. Lists of Exhibits.

1*	-Copy of Articles of Association of the Trustee as now in effect.
2	-No certificate of authority of the Trustee to commence business is furnished since this authority is contained in the Articles of Association of the Trustee.
3*	-Copy of the authorization of the Trustee to exercise corporate trust powers.
4*	-Copy of the existing By-Laws of the Trustee, as now in effect.
5	-Not applicable.
6	-The consent of the Trustee required by Section 321 (b) of the Act.
7	-A copy of the latest report of Condition of the Trustee published pursuant to the law or the requirements of its supervising or examining authority.
8	-Not Applicable
9	-Not Applicable

*Exhibit thus designated has heretofore been filed with the Securities and Exchange Commission, have not been amended since filing and are incorporated herein by reference (see Exhibit T-1 Registration Number 333-86372).

In answering any item in this statement of eligibility and qualification which relates to matters peculiarly within the knowledge of the obligor or of its directors or officers, or an underwriter for the obligor, the undersigned, Wachovia Bank, National Association, has relied upon information furnished to it by the obligor or such underwriter.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Wachovia Bank National Association, organized and existing under the laws of the United States, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the Town of Morristown, and State of New Jersey, on the 21st day of February, 2006.

Wachovia Bank, National Association

(Trustee)

(CORPORATE SEAL)

	By:	/s/Stephanie Roche
Vice President

Exhibit T-6

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of K. Hovnanian Enterprises, Inc. we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

WACHOVIA BANK, NATIONAL ASSOCATION

By:	/s/Stephanie Roche
Vice President

Morristown, NJ

February 21, 2006

EXHIBIT T-7

REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the Wachovia Bank, National Association, at the close of business on December 31, 2005, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 1 Comptroller of the Currency.

Statement of Resources and Liabilities

Thousand of Dollars
ASSETS
Cash and balance due from depository institutions:
Noninterest-bearing balances and currency and coin	15,106,000
Interest-bearing balances	1,394,000
Securities	/ / / / / / / / /
Hold-to-maturity securities	0
Available-for-sale securities	108,334,000
Federal funds sold and securities purchased under agreements to resell	/ / / / / / / / /
Federal funds sold in domestic offices	586,000
Securities purchased under agreements to resell	5,981,000
Loans and lease financing receivables:
Loan and leases held for sale	6,232,000
Loan and leases, net of unearned income	255,941,000
LESS: Allowance for loan and lease losses	2,629,000
LESS: Allocated transfer risk reserve	0
Loans and leases, net of unearned income and allowance	253,312,000
Trading Assets	31,472,000
Premises and fixed assets (including capitalized leases)	3,722,000
Other real estate owned	354,000
Investment in unconsolidated subsidiaries and associated	/ / / / / / / / /
companies	1,137,000
Customer’s liability to this bank on acceptances outstanding	824,000
Intangible assets
Goodwill	19,645,000
Other intangible Assets	1,963,000
Other assets	22,081,000
Total assets	472,143,000

LIABILITIES
Deposits:
In domestic offices	306,230,000
Noninterest-bearing	68,840,000
Interest-bearing	237,390,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	27,550,000
Noninterest-bearing	81,000
Interest-bearing	27,469,000
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	2,228,000
Securities sold under agreements to repurchase	29,904,000
Trading liabilities	12,640,000
Other borrowed money (includes mortgage indebtedness and Obligations under capitalized leases) (from Schedule RC-M)	19,603,000
Bank’s liability on acceptances executed and outstanding	892,000
Subordinated notes and debentures	13,234,000
Other liabilities	10,759,000
Total liabilities	423,040,000
Minority Interest in consolidated subsidiaries	1,729,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common Stock	455,000
Surplus	34,604,000
Retained Earnings	12,974,000
Accumulated other comprehensive income	(659,000)
Other Equity Capital components	0
Total equity capital	47,374,000
Total liabilities, minority interest and equity capital	472,143,000